Exhibit 99.1
Corporate Property Associates 15 Incorporated
Supplemental Information
As of September 30, 2009
Forward-Looking Statements
This supplemental information may contain forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2008. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA15.com

Corporate Property Associates 15 Incorporated
Reconciliation of Net Income (Loss) to Funds From Operations - as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net income (loss) attributable to CPA®:15 shareholders	$2,055	$1,195	$(6,699)	$40,982 (a)
Depreciation, amortization, and other non-cash charges	17,015	16,863	46,317	49,950
Straight-line and other rent adjustments	(1,143)	904	407	3,816
Gain on sale of real estate	(8,985)	—	(9,836)	(90)
Impairment charges	13,766	17,233	47,216	17,233
AFFO adjustment to earnings from equity investments	18,538	4,282	23,339	8,412
AFFO adjustment to share of earnings of noncontrolling interests	(5,883)	(9,424)	(12,420)	(18,794)

AFFO	$35,363	$31,053	$88,324	$101,509

AFFO per share (b)	$0.31	$0.27	$0.77	$0.88

Weighted average shares outstanding	125,008,341	128,627,044	125,900,460	128,832,916

(a)   Net income for the nine months ended September 30, 2008 included the recognition of $9.1 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b) AFFO per share calculation:

AFFO	$35,363	$31,053	$88,324	$101,509
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,841	3,989	8,659	11,919

AFFO numerator in determination of AFFO per share	$38,204	$35,042	$96,983	$113,428

Weighted average shares outstanding including dilutive effect of shares issued in satisfaction of fees due	125,008,341	128,627,044	125,900,460	128,832,916

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 15 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine months ended September 30,
	2009	2008
Cash flow from operating activities — as reported	$113,044	$146,701
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	5,790	3,397
Distributions paid to noncontrolling interests, net (b)	(26,683)	(27,962)
Changes in working capital (c)	(1,768)	(7,101)
Advisor settlement (d)	—	(9,111)

Adjusted cash flow from operating activities (e)	$90,383	$105,924

Adjusted cash flow per share	$0.72	$0.82

Distributions declared per share	$0.5347	$0.5159

Payout ratio (distributions per share/adjusted cash flow per share)	74%	63%

Weighted average shares outstanding	125,900,460	128,832,916

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. In addition, an adjustment to exclude the impact of escrow funds was introduced in the second quarter of 2009 as more often than not these funds are released to the lender. We believe this adjustment results in a more accurate presentation of this supplemental measure.

(d)	In April 2008, we received $9.1 million from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(e)	During the nine months ended September 30, 2009, our adjusted cash flow from operating activities was negatively affected by primarily two factors: (i) a significant increase in rent delinquencies and carrying costs related to properties where the tenants are operating under bankruptcy protection or are experiencing financial distress; and (ii) a strengthening of the dollar against the Euro in the current year period as compared to the prior year period, which on a comparative basis meant that rental income denominated in a foreign currency was worth less in US dollars.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of September 30, 2009 (Unaudited)
(in thousands)
Top Ten Tenants by Rent (Pro Rata Basis)

Tenant/Lease Guarantor	Annualized Rent	Percent
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	$27,248	11%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	18,763	8%
OBI A.G. (a)	12,893	5%
Carrefour France, SAS (a)	9,889	4%
Universal Technical Institute Holdings, Inc.	9,511	4%
LifeTime Fitness, Inc.	8,759	4%
Marriott International, Inc.	8,406	3%
True Value Company	6,691	3%
Foster Wheeler, Inc.	6,227	3%
Pohjola Non-Life Insurance Company (a)	5,782	2%

Total	$114,169	47%

Weighted Average Lease Term for Portfolio: 11.8 years
CPA®:15 Historical Occupancy

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of September 30, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
West	$44,799	18%
South	44,523	18%
East	38,688	16%
Midwest	37,404	15%

U.S. Total	165,414	67%

International
Germany	33,235	13%
France	20,849	8%
Poland	12,893	5%
Finland	11,241	5%
United Kingdom	2,000	1%
Belgium	1,641	1%

International Total	81,859	33%

Total	$247,273	100%

Property Type	Annualized Rent	Percent
Office	$54,695	22%
Industrial	52,612	21%
Retail	49,743	20%
Warehouse/Distribution	34,591	14%
Self-Storage	18,763	8%
Other Properties (a)	16,464	7%
Sports	11,999	5%
Hospitality	8,406	3%

Total	$247,273	100%

(a)	Includes revenue from tenants with the following property types: education (5%), nursing home (1%) and theater (1%).

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of September 30, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

Industry Type (a)	Annualized Rent	Percent
Retail Trade	$64,942	26%
Electronics	27,465	11%
Healthcare, Education and Childcare	20,423	8%
Business and Commercial Services	14,011	6%
Leisure, Amusement, Entertainment	13,499	6%
Chemicals, Plastics, Rubber, and Glass	12,186	5%
Buildings and Real Estate	12,181	5%
Automobile	9,974	4%
Hotels and Gaming	8,406	3%
Construction and Building	7,315	3%
Transportation — Personal	6,582	3%
Federal, State and Local Government	6,067	2%
Media: Printing and Publishing	5,981	2%
Insurance	5,782	2%
Beverages, Food, and Tobacco	5,634	2%
Telecommunications	5,512	2%
Consumer and Durable Goods	4,704	2%
Aerospace and Defense	4,574	2%
Machinery	3,897	2%
Transportation — Cargo	2,051	1%
Other (b)	6,087	3%

Total	$247,273	100%

(a)	Based on the Moody’s Classification System and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: grocery (0.9%), consumer non-durable goods (0.6%), forest products and paper (0.6%), and mining, metals and primary metal industries (0.4%).